Exhibit 4.3

[FACE OF CERTIFICATE]

[LOGO]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER	SHARES
PP

COMMON STOCK
PAR VALUE $.01 PER SHARE	SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies That	CUSIP 739421 40 2

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

PRAECIS PHARMACEUTICALS INCORPORATED

(hereinafter called the “Corporation”) transferable on the books of the Corporation by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the facsimile seal of the Corporation and by facsimile the signatures of its duly authorized officers.

Dated:

/s/ Kevin F. McLaughlin	/s/ Edward C. English
PRESIDENT	TREASURER

[SEAL]

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(NEW YORK, NEW YORK)

Transfer Agent and Registrar

By:

Authorized Signature

[REVERSE OF CERTIFICATE]

PRAECIS PHARMACEUTICALS INCORPORATED

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -          (Cust)         Custodian         (Minor)          under Uniform Gifts to Minors Act         (State)

Additional abbreviations may also be used though not in the above list.

For Value Received                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                              Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                                                                                                                                 Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) and the Rights Agent thereunder (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.